                                                                   EXHIBIT 10.27


                            NON-COMPETITION AGREEMENT

                  THIS NON-COMPETITION AGREEMENT ("Agreement") is made and entered into on and as of the 22nd day of January 1998 ("Effective Date"), by and between FORE Systems, Inc., a Delaware corporation (the "Company"), and Onat Menzilcioglu, an individual (the "Employee").


                                   WITNESSETH

                  WHEREAS, the Employee is a co-founder of the Company and has served since 1994 as its President; and

                  WHEREAS the Employee and the Company are parties to a Non-Competition Agreement dated December 21, 1992, which terminated in accordance with its terms on December 21, 1997; and

                  WHEREAS, the Employee and the Board of Directors of the Company (the "Board") have mutually determined that it is in the best interests of the Company and all of its stockholders for the Employee to retire from his position as President of the Company, resign his employment with the Company and enter into a new non-competition covenant, all in accordance with the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the Company and the Employee, each intending to be legally bound hereby, agree as follows:

                  1. Resignation of Employment. Employee acknowledges that he will retire from his position as President and resign from employment with the Company, effective as of the Effective Date, after which date he will perform no further duties, functions or services for the Company, except in relation to his duties as a member of the Board.

                  2. Covenant Not to Compete.

                     (a) For the purposes of this Section 2, the "Company" shall be deemed to include any entity directly or indirectly controlling, controlled by or under common control with FORE Systems, Inc. Through the period beginning on the Effective Date and ending on July 22, 1999 (the "Non-Competition Period"), Employee shall not:

                         (i) directly or indirectly induce or attempt to influence any employee of the Company to terminate his or her employment with the Company;

                         (ii) contact, directly or indirectly, any person or entity (a "Person") who is or was a customer of the Company or otherwise has or had a business relationship with the Company for purposes of competing, or aiding any Person to compete, directly or indirectly, with the Company in any business engaged in the development, manufacturing, marketing and selling of the following computer networking equipment: ATM switches, ATM adapters, ATM video devices, Ethernet or hybrid Ethernet/ATM switches and ATM access and concentrator devices (a "Directly Competitive Business") during the Non-Competition Period; or

                         (iii) engage in, directly or indirectly, whether as a principal, partner, director, officer, agent, employee, consultant or in any other capacity, or have any direct or indirect ownership interest in any Person anywhere in the world which is engaged, either directly or indirectly, in any Directly Competitive Business; provided, however, that this Section 2 shall not preclude the Employee from owning, as a passive investor, up to ten percent (10%) in any Person which is engaged in a Directly Competitive Business.

                     (b) The Employee expressly acknowledges that the covenants contained in this Section 2 are of vital importance to the Company and that such covenants are a material inducement to the Company to enter into this Agreement and to pay to the Employee the compensation and other benefits set forth in
Section 3 hereof. Any breach of this Section 2 by the Employee will cause the Company to suffer irreparable injury. In the event of any such breach by the Employee of this Section 2, the Company will be entitled, in addition to any other remedies available to it at law or equity, to injunctive relief, including, without limitation, a temporary restraining order, without any necessity of first proving any harm.

                  3. Payments.

                     (a) In consideration for the Employee entering into the Covenant Not to Compete set forth in Section 2 of this Agreement, the Company will continue Employee's salary payments, at an annual rate of $ 270,000, throughout the Non-Competition Period, payable in periodic installments in accordance with the Company's regular payroll practices in effect from time to time; and

                     (b) Throughout the Non-Competition Period, the Employee will receive those benefits afforded generally to employees of the Company.

                  4. Confidentiality and Invention Assignment. The Company's standard form of employee confidentiality and invention assignment agreement for employees, which has been executed by the Employee, will remain in full force and effect throughout the Non-Competition Period and thereafter in accordance with its terms.

                  5. Miscellaneous.

                     (a) Waiver. Any failure or delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement will not operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence.

                     (b) Notices. All notices, requests, demands and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given, made and received only when delivered (personally, by facsimile transmission or by courier service such as Federal Express, or by other messenger) or when deposited in the mail, postage prepaid, return receipt requested, addressed as set forth below:

                         (i)  if to the Employee:

                              Onat Menzilcioglu
                              10200 Woodbury Drive
                              Wexford, Pennsylvania 15090

                         (ii) if to the Company:

                              FORE Systems, Inc.
                              1000 FORE Drive
                              Warrendale, Pennsylvania 15086
                              Attn: Corporate Counsel

                  In addition, notice by mail must be by air mail if posted outside of the continental United States.

                  Any party may alter the address to which communications or copies are to be sent by giving notice of any change of address to the other party in conformity with the provisions of this paragraph for the giving of notice.

                     (c) Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon the Employee. The Company may assign this Agreement at any time to any successor in interest to the entire business or assets of the Company, and any such assignee may re-assign this Agreement to any such entity, provided that such assignee shall be bound by the provisions of this Agreement applicable to the Company. The Employee may not assign this Agreement.

                     (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

                     (e) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. It is the parties' intention that this Agreement, including Section 2, shall be enforced in accordance with its terms, and in the event that any of the covenants set forth in Section 2 are determined to be overly broad in geographical scope or otherwise, such covenants shall be enforced to the maximum extent permitted by applicable law.

                     (f) Entire Agreement. This Agreement, together with the other agreements and instruments referenced herein, contain the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of such terms. This Agreement may not be modified or amended other than by an agreement in writing signed by both parties.

                     (g) Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and will not affect its interpretation.

                     (h) Gender, etc. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                     (i) Jurisdiction and Governing Law. This Agreement shall be construed and interpreted in accordance with, and governed by, the laws of the Commonwealth of Pennsylvania, excluding any conflicts of laws rules which would require the laws of any other jurisdiction to apply. Any dispute under this Agreement shall be litigated in the state or federal courts located in Pittsburgh, Pennsylvania.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


                                  FORE SYSTEMS, INC.



                                  By:   /S/ THOMAS J. GILL
                                        ----------------------------------------
                                        Thomas J. Gill
                                        President and Chief Executive Officer



                                        /s/ ONAT MENZILCIOGLU
                                        ----------------------------------------
                                        Onat Menzilcioglu